STATE OF COLORADO
SEAL OF THE STATE OF COLORADO
1876

STATE OF COLORADO
Department of
State
CERTIFICATE

I, DONETTA DAVIDSON, SECRETARY OF STATE OF THE STATE OF
COLORADO HEREBY CERTIFY THAT

ACCORDING TO THE RECORDS OF THIS OFFICE

RELEVANT LINKS, INC.
(COLORADO CORPORATION)

FILE # 20001071091 WAS FILED IN THIS OFFICE ON April 07, 2000
AND HAS COMPLIED WITH THE APPLICABLE PROVISIONS OF THE
LAWS OF THE STATE OF COLORADO AND ON THIS DATE IS IN GOOD
STANDING AND AUTHORIZED AND COMPETENT TO TRANSACT BUSINESS
OR TO CONDUCT ITS AFFAIRS WITHIN THIS STATE.

Dated: April 07, 2000

\S\Donetta Davidson
SECRETARY OF STATE

ARTICLES OF INCORPORATION

     F!RST: I, Dennis Brovarone, whose address is 11249 W. 103rd Drive, Westminster, Colorado being at least eighteen (18) years of age hereby form a corporation under and by virtue of the Colorado Business Corporation Act.

     SECOND: Thc name of the corporation (which is hereafter referred to as the "Corporation") is Relevant Links, Inc.

     THIRD: The address of the corporation's initial principal office in this state is 6565 South Syracuse Way, Suite 2703, Englewood, CO 80111.

     FOURTH: The street address of the corporation's initial Registered Office is 6565 South Syracuse Way, Suite 2703, Englewood, Co 80111. The name of the corporation's initial Registered Agent at that office is Dennis Brovarone, and the consent of the Registered Agent is designated by the signature of the initial Registered Agent on theses Articles of Incorporation.

     FIFTH: The total number of shares of capital stock which the Corporation has authority to issue is one hundred million (100.000,000) shares of no par value common stock.

SIXTH: The purposes for which the Corporation is formed is to conduct any lawful business.

     SEVENTH: The members of the governing board shall be styled Directors and the first Board of Directors shall consist of two (2) persons. The name and address of the first Board of Directors is as follows:

Mark Bogani	Bruce Penrod
6565 S. Syracuse Way, Suite 2703	6565 S. Syracuse Way, Suite 2703
Englewood, CO 80111	Englewood, CO 80111

IN WITNESS WHEREOF, I have signed these Articles of Incorporation this 5th day of
April 2000, and I acknowledge same to be my act.

\S\Dennis Brovarone
Dennis Brovarone, Incorporator

CONSENT OF REGISTERED AGENT

I hereby consent to my appointment as initial Registered Agent of thc Corporation in the foregoing Articles of Incorporation.

\S\Dennis Brovarone
Dennis Brovarone, Registered Agent
April 5, 2000